UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 24, 2008

TRI CITY BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	000-09785	39-1158740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 South 27th Street Oak Creek, Wisconsin (Address of principal executive offices)	53154 (Zip code)

          (414) 761-1610
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2008,  Mr. Henry Karbiner, Jr., the President, Chief Executive Officer, principal financial officer and Chairman of the Board of Tri City Bankshares Corporation (the “Company”) passed away on March 6, 2008.  Under the provisions of the Company’s Amended and Restated By-Laws, Mr. Ronald K. Puetz assumed the duties of the President and will serve as the Company’s Chief Executive Officer until his successor is elected.

Beginning on March 24, 2008, Mr. Puetz assumed the role of principal financial officer for the Company and will continue to serve in this capacity until a successor is elected or appointed.

Mr. Puetz, age 59, has been a member of the Company’s Board of Directors since 1988.  He has served as acting President/CEO of the Company since March 6, 2008; he was Executive Vice President since June 2000 and Senior Vice President of the Company from January 1990 to June 2000.  Mr. Puetz is also President of Tri City National Bank, Vice President and Treasurer of NDC, LLC and is a Director of Tri City National Bank.

There are no family relationships between Mr. Puetz and any other director or executive officer of the Company.  Mr. Puetz has not engaged in any transactions with the Company since the beginning of 2007 in which the amount involved exceeds $120,000, and there is no such transaction currently proposed.  No change in Mr. Puetz’s compensation or benefits was triggered by or is contemplated as a result of the events described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2008

TRI CITY BANKSHARES CORPORATION

By:

/s/ Thomas W. Vierthaler

Thomas W. Vierthaler

Vice President and Comptroller

(Chief Accounting Officer)